CERTIFICATE OF INCORPORATION

                               OF

                           JSCE, INC.


          FIRST:  The name of the Corporation is JSCE, Inc.
(hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Compa-ny.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be orga-nized under the General Corporation Law of the State of Delaware
(the "GCL").

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share (the "Common
Stock").

          FIFTH:  The name and mailing address of the Sole
Incorporator is as follows:

                     Mary E. Keogh
                     P.O. Box 636
                     Wilmington, DE 19899

          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regula-tion of the powers of the Corporation and of its directors and stockholders:

               (1)  The business and affairs of the
          Corporation shall be managed by or under the direction of the Board of Directors.

               (2)  The directors shall have concurrent
          power with the stockholders to make, alter,
          amend, change, add to or repeal the By-Laws
          of the Corporation.
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               (3)  The number of directors of the
          Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot un-less the By-Laws so provide.

               (4)  No director shall be personally
          liable to the Corporation or any of its
          stockholders for monetary damages for breach of fidu-ciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corpo-ration or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional miscon-duct or a knowing violation of law, (iii) pursuant to
          Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal bene-fit. Any alteration, amendment or repeal of this Arti-cle SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

               (5)  In addition to the powers and au-
          thority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, never-theless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders;
          provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provi-sion contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

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          EIGHTH:  The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Certifi-cate of Incorporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

          I, THE UNDERSIGNED, being the Sole Incorporator herein-before named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ____ day of December, 1994.


                                   ___________________________
                                        Mary E. Keogh
                                        Sole Incorporator